Exhibit 10.1

Loan Agreement

between

Sweetwater County, Wyoming

and

Idaho Power Company

Dated as of October 1, 2006

Relating To

$116,300,000
Pollution Control Revenue Refunding Bonds
(Idaho Power Company Project)
Series 2006

The amounts payable to Sweetwater County, Wyoming (the "Issuer") and certain other rights of the Issuer under this Loan Agreement and in Idaho Power Company's first mortgage bonds, or substitute collateral therefor, that may be delivered by Idaho Power Company in accordance with Section 4.04 hereof (except for amounts payable to, and certain rights and privileges of, the Issuer under Section 4.06, Section 4.08, Section 5.03, Section 5.06, Section 5.07, Section 5.08, Section 7.05 and Section 7.07 hereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications hereunder) have been pledged and assigned to Union Bank of California, N.A., as Trustee under the Trust Indenture, dated as of October 1, 2006, between the Issuer and said Trustee.  For the purpose of perfecting the security interest of said Trustee in such amounts payable and such rights assigned to said Trustee, under the Wyoming Uniform Commercial Code-Secured Transactions or otherwise, the counterpart of this Loan Agreement delivered, pledged and assigned to said Trustee shall be deemed the original thereof.

                                                                                                                                                             Loan Agreement

Table of Contents

This Table of Contents is not part of the Loan Agreement, and is for convenience only.  The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Loan Agreement.

                                                                            -ii-                                                        Loan Agreement

Loan Agreement

This Loan Agreement, dated as of October 1, 2006, is between Sweetwater County, Wyoming, a political subdivision duly organized and existing under the Constitution and laws of the State of Wyoming, and Idaho Power Company, a corporation duly organized under the laws of the State of Idaho, and duly qualified to conduct business in the State of Wyoming.

Recitals:

            A.     The Issuer is authorized by the provisions of the Act to issue one or more series of its revenue bonds to finance all or part of the cost of projects consisting of Exempt Facilities located within the territorial limits of the Issuer.

            B.     The Act provides that revenue bonds issued thereunder shall be secured by a pledge of the revenues out of which such revenue bonds shall be payable, shall be secured by a pledge of a loan agreement relating to a project and may be secured by any other agreement or obligation of the Company or any other person.

            C.     The Issuer has previously issued the Prior Bonds for the purpose of financing or refinancing a portion of the costs of acquiring and improving the Project, and the Series 1996A Bonds are currently outstanding in the principal amount of $68,100,000, the Series 1996B Bonds are currently outstanding in the principal amount of $24,200,000 and the Series 1996C Bonds are currently outstanding in the amount of $24,000,000.

            D.     The Issuer is authorized by the provisions of the Act to issue its revenue refunding bonds to refund the Prior Bonds.

            E.     By proper action of its governing body taken pursuant to and in accordance with the provisions of the Act, the Issuer has authorized and undertaken to issue its $116,300,000 Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006, in a total aggregate principal amount equal to the outstanding aggregate principal amount of the Prior Bonds, in order to provide for the refunding of the Prior Bonds.

            F.     The issuance of the Bonds to refund the Prior Bonds will provide financing on more advantageous terms for the cost of the Project financed or refinanced by the Prior Bonds.

            G.     The Bonds shall be issued under and pursuant to the Indenture pursuant to which the Issuer shall pledge and assign to the Trustee certain rights of the Issuer hereunder.

            H.     Pursuant to this Agreement, the Issuer will loan the proceeds of the Bonds to the Company in order to accomplish the refunding of the Prior Bonds, and the Company agrees to make, or cause to be made, payments sufficient to pay when due (whether at stated maturity, by acceleration or otherwise) the principal of and premium, if any, and interest on the Bonds.

                                                                    Loan Agreement

             I.     The Company agrees under this Agreement to pay, or cause to be paid, when due, the purchase price of Bonds presented to the Trustee for purchase pursuant to the terms of the Indenture.

             J.     The issuance, sale and delivery of the Bonds and the execution and delivery of this Agreement and the Indenture have been in all respects duly and validly authorized in accordance with the Act and the Bond Resolution.

            K.     The Company has issued and delivered the First Mortgage Bonds to the Trustee to evidence and secure the payment of certain of its obligations hereunder.

            L.     Payment of the principal of and interest on the Bonds, when due, will be insured by a financial guaranty insurance policy to be issued by an Insurer selected by the Company.

In consideration of the respective representations and agreements contained in this Agreement, the parties hereto agree as follows:

Article I

Definitions

All words and terms used but not otherwise defined in this Agreement, including the recitals hereto, shall for all purposes of this Agreement have the meanings specified in Article I of the Indenture, unless the context clearly requires otherwise.  In addition, the following words and terms shall have the following meanings when used in this Agreement:

"Indenture" means the Trust Indenture, dated as of October 1, 2006, between the Issuer and Union Bank of California, N.A., as trustee, relating to the issuance of the $116,300,000 Sweetwater County, Wyoming, Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006, as such Trust Indenture may be supplemented and amended from time to time as therein permitted.

The words "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole.

Article II

Representations, Warranties and Agreements

       Section 2.01.     Representations, Warranties and Agreements of Issuer.  The Issuer represents, warrants and agrees that:

              (a)      The Issuer is a political subdivision of the State, duly organized and validly existing under the Constitution and laws of the State.

                                                                            -2-                                                        Loan Agreement

              (b)      Under the Act, the Issuer has the power to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder and thereunder, including the issuance and sale of the Bonds.  By proper action of its governing body, the Issuer has been duly authorized to execute, deliver and duly perform this Agreement and the Indenture and to issue and sell the Bonds and has made all determinations and findings as and where required by Section 15-1-705 of the Act.

              (c)      The Facilities are located within the boundaries of the Issuer.

              (d)      The aggregate principal amount of the Bonds authorized to be issued under the Indenture for the purpose of refunding the Prior Bonds does not exceed the aggregate principal amount of the Prior Bonds now outstanding.

              (e)      The Prior Agreements and the Prior Indentures are in full force and effect and have not been amended or supplemented.

               (f)      Under existing statutes and decisions, no taxes on income or profits are imposed on the Issuer.

              (g)      The Bonds are to be issued under and secured by the Indenture, pursuant to which certain of the Issuer's right, title and interest in this Agreement and the Revenues derived by the Issuer pursuant to this Agreement will be pledged and assigned to the Trustee as security for payment of the principal of and premium, if any, and interest on the Bonds.

              (h)      Neither the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Bonds, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Tax Certificate, the Indenture or the Bonds conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes a default under any of the foregoing.

               (i)      The Issuer has not assigned or pledged and will not assign or pledge its interest in this Agreement other than pursuant to the Indenture.

               (j)      To the knowledge of the Issuer, after due inquiry, no litigation is pending or threatened against the Issuer to restrain or enjoin the issuance or sale of the Bonds or in any way affecting any authority for or the validity of the Bonds, the Indenture, this Agreement or the existence or powers of the Issuer or the right of the Issuer under the Act to refinance a portion of the costs of the Project through the issuance of the Bonds.

              (k)      To the knowledge of the Issuer, after due inquiry, no event has occurred and no condition exists which, upon the issuance of the Bonds, would constitute an event of default on the part of the Issuer under the Prior Indentures.

                                                                            -3-                                                        Loan Agreement

               (l)      The Issuer will not knowingly take or omit to take any action reasonably within its control the taking or omission of which would adversely affect the Tax-Exempt status of the Bonds.  The Issuer will file or cause to be filed with the United States Department of Treasury the information required by Section 149(e) of the Code.

             (m)      None of the officers of the Issuer are in any manner interested, either directly or indirectly, in his or her own name or in the name of any other person or corporation, in this Agreement, the Indenture, the Bonds or the transactions contemplated thereby, within the meaning of Section 16-6-118, Wyoming Statutes (1977), as amended.

Concurrently with the initial authentication and delivery of the Bonds under the Indenture, the Issuer shall execute and deliver a certificate reaffirming the foregoing representations, warranties and agreements as of the date thereof.

       Section 2.02.     Representations, Warranties and Agreements of Company.  The Company represents, warrants and agrees that:

              (a)      It is a corporation duly organized and validly existing under the laws of the State of Idaho, and is duly qualified as a foreign corporation in good standing in the State, is not in violation of any material provision of its Restated Articles of Incorporation or its Bylaws, in each case as the same have been amended, has full corporate power to own its properties and conduct its business, has not received notice and has no reasonable grounds to believe that it is in violation of any laws applicable to the Company (except for various state securities or Blue Sky laws as to which no representation is made) in any manner material to its obligations under this Agreement, has the corporate power to enter into, and by proper corporate action has duly authorized the execution and delivery of, this Agreement and the Tax Certificate, and has the power to issue and pledge the First Mortgage Bonds as contemplated herein, in the Company Mortgage and in the Pledge Agreement.

                                                                            -4-                                                        Loan Agreement

              (b)      Neither the execution and delivery of this Agreement or the Tax Certificate, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement (including, without limitation, the issuance and delivery of the First Mortgage Bonds and the execution and delivery of the Pledge Agreement) or the Tax Certificate conflicts with or will result in a breach of any of the terms, conditions or provisions of any law known to the Company or judgment to which the Company or its property or assets are subject or of any corporate restriction contained in its Restated Articles of Incorporation or its Bylaws, in each case as the same have been amended, or any material agreement or instrument to which the Company is now a party or by which it is bound, or constitutes, with or without the giving of notice or lapse of time or both, a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company (other than any lien, charge or encumbrance which may be created in favor of the Trustee by the Company Mortgage and the Company Supplemental Indenture or in favor of each Bank (including, but not limited to, the Agent Bank) or each Obligor on an Alternate Liquidity Facility (including, but not limited to, the Agent Obligor on an Alternate Liquidity Facility) on any Bonds purchased by or pledged to a Bank or an Obligor on an Alternate Liquidity Facility or on the Company's right to receive certain moneys under the Indenture) under the terms of any material instrument or agreement other than the Indenture.

              (c)      This Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, usury or other similar laws affecting the rights of creditors generally, equitable principles (regardless of whether such principles are considered in a proceeding in equity or at law) relating to the availability of remedies and principles of public or governmental policy limiting the enforceability of the indemnification provisions contained herein.

              (d)      Other than the orders of the Idaho Public Utilities Commission, the Public Utility Commission of Oregon, and the Public Service Commission of Wyoming and the approval of the Issuer, all of which orders and approvals will have been received and be in effect prior to the initial authentication and delivery of the Bonds, no consent, approval, authorization or order of, or registration with, any court or governmental or regulatory agency or body is required with respect to the Company for the execution, delivery and performance by the Company of this Agreement and the Tax Certificate.

              (e)      The Company has received an executed counterpart of the Indenture and hereby consents to and approves the provisions thereof.

               (f)      The information relating to the Project furnished by the Company in writing to Chapman and Cutler LLP, as Bond Counsel, in connection with the issuance by the Issuer of the Bonds, is, to the best of the Company's knowledge, true and correct; and all estimates so furnished, and the assumptions upon which such estimates were based, are, in the judgment of the Company, reasonable and based upon the best information available to the Company.

              (g)      The Company intends to operate the Project for its entire useful life as estimated by the Company or until the date on which all of the Bonds have been fully paid and are no longer Outstanding, whichever is earlier.

              (h)      The Prior Agreements and the Prior Indentures are in full force and effect and the Company has not agreed to or consented to any amendment or supplement thereto.

               (i)      To the Company's knowledge, no event has occurred and is continuing under the provisions of the Prior Indentures that now constitutes, or with the lapse of time or the giving of notice, or both, would constitute, an event of default under the Prior Indentures.

                                                                            -5-                                                        Loan Agreement

               (j)      Upon the initial authentication and delivery of the Bonds, the Company has given or will give timely notice as required by the provisions of the Prior Agreements of the Company's intent to prepay the amounts payable thereunder to provide for the redemption of the Prior Bonds on the Redemption Date.

              (k)      The Series 1996A Bonds, the Series 1996B Bonds and the Series 1996C Bonds are currently outstanding in the aggregate principal amount of $68,100,000, $24,200,000 and $24,000,000, respectively.  The aggregate principal amount of Bonds authorized to be issued under the Indenture does not exceed the aggregate principal amount of the Prior Bonds now Outstanding.

               (l)      The Company does not, as of the date of issuance of the Bonds, reasonably expect any use of moneys derived from the proceeds of the Bonds or any investment or reinvestment thereof or from the sale of the Project which would cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code.

             (m)      To the Company's knowledge, all of the proceeds of the Prior Bonds, including the investment earnings thereon, have been disbursed in accordance with the provisions of the Prior Indentures and the Prior Agreements, and there are no proceeds of the Prior Bonds, or investment earnings therefrom, being held by the Prior Trustees under the Prior Indentures.

              (n)      The Pollution Control Facilities that comprise the Project constitute Exempt Facilities and consist of those facilities described in Exhibit A hereto (as such Exhibit A is from time to time amended or supplemented in accordance with Section 3.04 hereof), and the Company shall not consent to any changes in the Project which would adversely affect the qualification of the Project as a "project" under the Act or adversely affect the Tax-Exempt status of the Bonds.

              (o)      Substantially all of the proceeds of the Prior Bonds have been expended for the purpose of financing or refinancing the acquisition, construction and improvement of the Project, which constitutes Exempt Facilities.  None of the proceeds of the Prior Bonds were used (i) to acquire land (or an interest therein) or (ii) to acquire any property (or an interest therein) unless the first use of such property was pursuant to such acquisition, all within the meaning of Section 147 of the Code.

              (p)      The average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the Project.

              (q)      The Company will instruct the applicable Prior Trustee to redeem all of the Prior Bonds on the Redemption Date (being a date within 90 days of the date of the initial authentication and delivery of the Bonds) and to apply all of the proceeds of the sale of the Bonds to the redemption of the Prior Bonds.

                                                                            -6-                                                        Loan Agreement

              (r)      The Project is (i) designed to meet applicable federal, state and local requirements for the control of pollution or the disposal of solid waste, (ii) to be used solely for purposes contemplated by the Act, and (iii) located within the boundaries of the Issuer.

              (s)      The representations, warranties and covenants of the Company set forth in the Project Certificate are incorporated herein by reference and are hereby made a part of this Agreement as if set forth herein.

               (t)      The Company will cooperate with the Issuer in filing or causing to be filed with the United States Department of Treasury the information required by Section 149(e) of the Code.

              (u)      The Company will cause to be paid the principal of and premium, if any, and interest to the Redemption Date on all Prior Bonds that are validly presented to the Company for payment after the Prior Trustees have paid to the Company, in accordance with the provisions of the Prior Indentures, any moneys held in trust for the payment of the principal of and premium, if any, and interest on the Prior Bonds.

              (v)      The payment of debt service on the Prior Bonds is not secured by any Credit Facility.

Concurrently with the initial authentication and delivery of the Bonds under the Indenture, the Company shall execute and deliver a certificate reaffirming the foregoing representations, warranties and agreements as of the date thereof.

Article III

Issuance of the Bonds; The Loan; Disposition of
Proceeds of the Bonds; The Project

       Section 3.01.     Issuance of Bonds.  In order to refinance a portion of the cost of the Project by effecting the Refunding, the Issuer shall issue the Bonds under and in accordance with the Act and pursuant to the Indenture.  The Company hereby approves the issuance of the Bonds and all terms and conditions thereof.

       Section 3.02.     Issuance of Other Obligations.  The Issuer and the Company expressly reserve the right to enter into, to the extent permitted by law, an agreement or agreements other than this Agreement with respect to the issuance by the Issuer, under an indenture or indentures other than the Indenture, of obligations to provide additional funds to pay costs of facilities in addition to the Pollution Control Facilities or to provide for the refunding of all or any principal amount of the Bonds.  Such obligations will not be entitled to the benefits of the Indenture, any First Mortgage Bonds, any Insurance Policy, any Standby Purchase Agreement or any Alternate Liquidity Facility.

                                                                            -7-                                                        Loan Agreement

       Section 3.03.     The Loan; Disposition of Bond Proceeds.

           (a)     The Issuer shall lend to the Company the proceeds of the issuance and sale of the Bonds for the purposes specified in Section 3.01 of this Agreement.  The Issuer and the Company shall, simultaneously with the delivery of the Bonds, cause

               (i)      $68,100,000 of such proceeds to be deposited with the Series 1996A Prior Trustee for deposit into the Series 1996A Prior Bond Fund to be used to pay the principal amount of the Series 1996A Prior Bonds upon their redemption on the Redemption Date;

              (ii)      $24,200,000 of such proceeds to be deposited with the Series 1996B Prior Trustee for deposit into the Series 1996B Prior Bond Fund to be used to pay the principal amount of the Series 1996B Prior Bonds upon their redemption on the Redemption Date; and

             (iii)      $24,000,000 of such proceeds to be deposited with the Series 1996C Prior Trustee for deposit into the Series 1996C Prior Bond Fund to be used to pay the principal amount of the Series 1996C Prior Bonds upon their redemption on the Redemption Date.

           (b)     Because such Bond proceeds will not be sufficient to provide for the payment of the accrued interest and the redemption premium on the Prior Bonds upon the redemption thereof, the Company shall before 10:00 a.m. CDT on the Redemption Date, at its own expense and without any right of reimbursement in respect thereof:

               (i)      pay to the Series 1996A Prior Trustee for deposit into the Series 1996A Prior Bond Fund, all additional amounts necessary to effect the redemption of the Series 1996A Prior Bonds on the Redemption Date and to prepay all other amounts due or to become due pursuant to the Series 1996A Prior Agreement;

              (ii)      pay to the 1996B Prior Trustee for deposit into the Series 1996B Prior Bond Fund, all additional amounts necessary to effect the redemption of the Series 1996B Prior Bonds on the Redemption Date and to prepay all other amounts due or to become due pursuant to the Series 1996B Prior Agreement; and

             (iii)      pay to the Series 1996C Prior Trustee for deposit into the Series 1996C Prior Bond Fund, all additional amounts necessary to effect the redemption of the Series 1996C Prior Bonds on the Redemption Date and to prepay all other amounts due or to become due pursuant to the Series 1996C Prior Agreement.

           (c)     The Company shall promptly pay all Costs when due from moneys other than the proceeds of the sale of the Bonds or moneys provided pursuant to the provisions of any Standby Purchase Agreement or any Alternate Liquidity Facility, as the case may be.

           (d)     The Issuer shall establish the Bond Fund with the Trustee in accordance with Section 6.01(a) of the Indenture.  The proceeds of the issuance and sale of the Bonds constituting accrued interest, if any, shall be deposited into the Bond Fund.

                                                                            -8-                                                        Loan Agreement

       Section 3.04.     Project Changes.  The Company may supplement or amend the Plans and Specifications, provided that no such supplement or amendment shall change the description of the Facilities set forth in Exhibit A to this Agreement or change the function of any principal component of the Facilities described in Exhibit A to this Agreement, unless, in either case, the Trustee and the Issuer receive an opinion of Bond Counsel to the effect that, after giving effect to such change, each of the Facilities will constitute a "project" under the Act and that such change will not adversely affect the Tax-Exempt status of the Bonds.  In the event of a supplement or amendment affecting the description of the Facilities or the function of any principal component of the Facilities, the Company and the Issuer shall amend Exhibit A to this Agreement to reflect such supplement or amendment, which supplement or amendment shall not be considered as an amendment to this Agreement requiring the consent of any Owner, the Trustee or the Insurer for the purposes of Article XII of the Indenture.  The Company may identify any proprietary information in the Plans and Specifications, and the Issuer agrees, to the extent permitted  by law, to keep such information confidential.  The Issuer agrees to provide the Company, to the extent permitted by law, with at least ten (10) days' notice prior to the disclosure of any information identified by the Company as proprietary.

Article IV

Loan Payments; Payments to Remarketing
Agent and Trustee; Standby Purchase Agreement and Alternate Liquidity
 Facilities; First Mortgage Bonds and Substitute Collateral; Other Obligations

       Section 4.01.     Loan Payments.

           (a)     As and for repayment of the loan made to the Company by the Issuer pursuant to Section 3.03 hereof, the Company shall pay to the Trustee for the account of the Issuer an amount equal to the aggregate principal amount of and the premium, if any, on the Bonds from time to time Outstanding and, as interest on its obligation to pay such amount, an amount equal to interest on the Bonds, such amounts to be paid in installments due on the dates, in the amounts and in the manner provided in the Indenture for the payment of the principal of and premium, if any, and interest on the Bonds, whether at maturity, upon redemption, acceleration or otherwise; provided, however, that the Company shall receive a credit for any moneys held by the Trustee under the Indenture and available for such payment; and provided further that the obligation of the Company to make any payment of principal or interest hereunder shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by the Company of principal of or interest on the First Mortgage Bonds and to the extent of any payments made from Substitute Collateral.

                                                                            -9-                                                        Loan Agreement

           (b)     In the event the Company shall fail to make any payment required by Section 4.01(a) hereof with respect to the principal of and premium, if any, and interest on any Bond, the payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company will pay interest on any overdue amount with respect to principal of such Bond and, to the extent permitted by law, on any overdue amount with respect to premium, if any, and interest on such Bond, at the interest rate borne by such Bond until paid.

       Section 4.02.     Payments of Purchase Price.

           (a)     The Company shall pay or cause to be paid for its account to the Trustee amounts equal to the amounts to be paid by the Trustee as the purchase price for such Bonds pursuant to Section 3.01 and Section 3.02 of the Indenture in respect of Outstanding Bonds, such amounts to be paid to the Trustee on the dates such payments are to be made pursuant to Section 3.01 and Section 3.02 of the Indenture; provided, however, that the obligation of the Company to make any such payment of the purchase price shall be reduced by the amount of any moneys held by the Trustee under the Indenture and available for such payment; provided further that the obligation of the Company to make any payment hereunder shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by a Bank to the Trustee under a Standby Purchase Agreement or by an Obligor on an Alternate Liquidity Facility to the Trustee under such Alternate Liquidity Facility.

           (b)     Except as otherwise permitted by Section 4.03 hereof, the Company may provide for the payment of the amounts to be paid by the Trustee pursuant to Section 3.01 and Section 3.02 of the Indenture by providing a Standby Purchase Agreement or an Alternate Liquidity Facility, as the case may be, to the Trustee.  The Company hereby irrevocably authorizes and directs the Trustee to take such actions as may be necessary in accordance with the provisions of the Indenture and any Standby Purchase Agreement or Alternate Liquidity Facility to obtain the moneys necessary to pay the purchase price for Bonds payable under Section 3.01 and Section 3.02 of the Indenture if and when due.

       Section 4.03.     Standby Purchase Agreement; Alternate Liquidity Facility.

            (a)        At its option, the Company may at any time (with not less than 20 days' prior written notice received by the Trustee and copies of such notice given to the Agent Bank or the Agent Obligor on an Alternate Liquidity Facility, as the case may be, and the Remarketing Agent) (i) provide for the delivery to the Trustee on any Business Day of a Standby Purchase Agreement or an Alternate Liquidity Facility, as the case may be, or (ii) terminate any Standby Purchase Agreement or Alternate Liquidity Facility then in effect, but only if the Company shall, on or before the date of delivery of a Standby Purchase Agreement or an Alternate Liquidity Facility (which shall not be later than the effective date thereof), as the case may be, or on or before the effective date of the termination of any Standby Purchase Agreement or Alternate Liquidity Facility then in effect, simultaneously deliver to the Trustee (which delivery must occur prior to 9:30 a.m., New York, New York time, on the effective date of such Alternate Liquidity Facility or such termination, unless a later time on such date shall be acceptable to the Trustee):

              (1)      an opinion of Bond Counsel stating that the delivery of such Standby Purchase Agreement or Alternate Liquidity Facility, as the case may be, or the termination of the Standby Purchase Agreement or the Alternate Liquidity Facility then in effect (i) complies with the terms hereof and (ii) will not adversely affect the Tax-Exempt status of the Bonds;

                                                                           -10-                                                       Loan Agreement

              (2)      a certificate of an Authorized Company Representative as to whether the Bonds are then rated by either Moody's or S&P, or both; and

(3) either

               (i)      (A) written evidence from Moody's, if the Bonds are then rated by Moody's, and from S&P, if the Bonds are then rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Standby Purchase Agreement or Alternate Liquidity Facility, as the case may be, or the proposed termination of the Standby Purchase Agreement or Alternate Liquidity Facility then in effect, as the case may be, and that the delivery of the proposed Standby Bond Purchase Agreement or Alternate Liquidity Facility, as the case may be, or the proposed termination of the Standby Purchase Agreement or the Alternate Liquidity Facility then in effect will not, by itself, result in a reduction, suspension or withdrawal of such rating agency's short-term rating or ratings of the Bonds and (B) consent of the Insurer (unless an Insurer Default shall have occurred and be continuing); or

              (ii)      written evidence from the Insurer to the effect that the Insurer has reviewed the proposed Standby Purchase Agreement or Alternate Liquidity Facility, as the case may be, or the proposed termination of the Standby Purchase Agreement or Alternate Liquidity Facility then in effect, as the case may be, and finds the same to be acceptable to the Insurer.

           (b)     The Company may, at its election, but only with the written consent of each Bank or each Obligor on an Alternate Liquidity Facility, as the case may be, provide for one or more Substitute Standby Purchase Agreements or one or more extensions of a Standby Purchase Agreement or Alternate Liquidity Facility then in effect, as the case may be, for any period commencing after its then-current expiration date.

           (c)     An assignment or assumption of a Bank's interest and obligations, or any portion thereof, under a Standby Purchase Agreement to or by a bank or other institution that is not at the time already a Bank thereunder shall be deemed to be the delivery of an Alternate Liquidity Facility for purposes of Section 4.03(a) hereof.

           (d)     Anything in this Agreement or the Indenture to the contrary notwithstanding, no Alternate Liquidity Facility or Substitute Standby Purchase Agreement may be provided pursuant to this Section 4.03 that reduces the Interest Coverage Period to a period less than such minimum period as may be approved by each Rating Agency then maintaining a rating on the Bonds.

       Section 4.04.     Issuance, Delivery and Surrender of First Mortgage Bonds and Substitute Collateral.

                                                                           -11-                                                       Loan Agreement

           (a)     The obligation of the Company pursuant to Section 4.01 hereof to make any payment of principal of or interest on the loan made to it by the Issuer pursuant to Section 3.03 hereof shall be secured by the First Mortgage Bonds or, subject to Section 4.04(f) hereof, by Substitute Collateral.

           (b)     The First Mortgage Bonds and any Substitute Collateral shall (i) mature on the same date and in the same principal amount as the Bonds, (ii) bear interest at the same rate and be payable at the same times as the Bonds, (iii) contain redemption provisions correlative to the provisions of Section 4.02 and Section 4.03 of the Indenture, without premium, and (iv) subject to the provisions of Section 4.04(c) hereof, require payments of the principal thereof and interest thereon to be made to the Trustee for the account of the Issuer.  Concurrently with the initial authentication and delivery by the Issuer of the Bonds, the First Mortgage Bonds shall be delivered to and registered in the name of the Trustee (or, subject to Section 5.11 of the Indenture, the Trustee's nominee) for the account of the Issuer and the benefit of the Owners from time to time of the Bonds and shall be held, voted, transferred and surrendered by the Trustee subject to and in accordance with the respective provisions of this Agreement, the Indenture and the Pledge Agreement.  Any moneys received by the Trustee with respect to the First Mortgage Bonds or any Substitute Collateral, as the case may be, shall be used to make the corresponding payment then due of principal of or interest on the Bonds in accordance with the terms of the Bonds and the Indenture.  Any proceeds of the First Mortgage Bonds or any Substitute Collateral, as the case may be, in excess of the amounts necessary to pay in full the principal of or interest on the Bonds shall be remitted to the Company.

           (c)     The Company shall receive a credit against its obligations to make any payment of principal of or interest on the First Mortgage Bonds or any Substitute Collateral, as the case may be, described in Section 4.04(b) hereof (whether at maturity, upon redemption, acceleration or otherwise), in an amount equal to, and such obligations shall be fully or partially, as the case may be, satisfied and discharged, to the extent of the amount, if any, paid by the Company under Section 4.01 hereof, or otherwise satisfied or discharged, in respect of the Bonds in accordance with this Agreement; provided, however, that the Company shall receive no such credit for any payment with respect to any Bond made by the Insurer.  The obligations of the Company to make such payment of principal of or interest on the First Mortgage Bonds or any Substitute Collateral, as the case may be, shall be deemed to have been reduced by the amount of such credit.

                                                                           -12-                                                       Loan Agreement

           (d)     In view of the pledge and assignment of the First Mortgage Bonds in accordance with Section 4.05 hereof, the Issuer agrees that if the Company's obligation under Section 4.01 hereof to make any payment of principal of or interest on the loan made to it pursuant to Section 3.03 hereof is secured by the First Mortgage Bonds, (i) the First Mortgage Bonds shall be issued and delivered to, registered in the name of and held by the Trustee (or, subject to Section 5.11 of the Indenture, the Trustee's nominee) for the benefit of the Owners from time to time of the Bonds, and the Company shall make all payments of principal of and interest on the First Mortgage Bonds to the Trustee as the registered owner thereof; (ii) the Indenture shall provide that the Trustee shall not sell, assign or transfer the First Mortgage Bonds except to a successor trustee under the Indenture and shall surrender First Mortgage Bonds to the Company Mortgage Trustee in accordance with the provisions of Section 4.04(e) and Section 4.04(f) hereof; and (iii) the Company may take such actions as it shall deem to be desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on each First Mortgage Bond and the issuance of stop-transfer instructions to the Company Mortgage Trustee or any other transfer agent under the Company Mortgage.

           (e)     At the time any Bonds cease to be Outstanding (other than by reason of the payment of principal of or interest on the Bonds by the Insurer and other than those Bonds in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered), a corresponding principal amount of First Mortgage Bonds bearing interest at the same rate and maturing on the same date as such Bonds shall be deemed to be no longer outstanding and the Trustee shall surrender such First Mortgage Bonds to the Corporate Mortgage Trustee.

            (f)     On any Business Day the Company may provide for the release of its First Mortgage Bonds by delivering Substitute Collateral to the Trustee to secure the obligation of the Company pursuant to Section 4.01 hereof to make any payment of principal of or interest on the loan made to it pursuant to Section 3.03 hereof, but only if the Company shall, on the date of delivery of such Substitute Collateral, simultaneously deliver to the Trustee:

               (i)      an opinion of Bond Counsel stating that delivery of such Substitute Collateral and release of the First Mortgage Bonds will not adversely affect the Tax-Exempt status of the Bonds;

              (ii)      written evidence from the Insurer and from each Bank to the effect that they reviewed the proposed Substitute Collateral and find the same to be acceptable; and

             (iii)      written evidence from Moody's, if the Bonds are then rated by Moody's, and from S&P, if the Bonds are then rated by S&P, in each case to the effect that such rating agency has reviewed the Substitute Collateral and that the release of the First Mortgage Bonds and the substitution of the Substitute Collateral for the First Mortgage Bonds will not, by itself, result in a reduction, suspension or withdrawal of such rating agency's rating or ratings of the Bonds.

The Indenture shall provide that, to the extent that Substitute Collateral is delivered to the Trustee in compliance with this Section 4.04(f), the Trustee shall surrender to the Company Mortgage Trustee a corresponding principal amount of First Mortgage Bonds.

           (g)     On any day on which the Bonds are subject to mandatory purchase pursuant to Section 3.02 of the Indenture, the Company may provide for the release of its First Mortgage Bonds, provided that the Company delivers:

                                                                           -13-                                                       Loan Agreement

               (i)      to the Trustee and the Remarketing Agent, if any, in conjunction with the notice required by Section 2.02(b)(ii), Section 2.02(c)(ii), Section 2.02(d)(ii), Section 2.02(e)(ii) or Section 2.02(f)(ii) of the Indenture or Section 4.03 hereof, a notice which (a) states the effective date of the release of the First Mortgage Bonds, which date shall be the date on which the Bonds are subject to mandatory purchase, and (b) directs the Trustee to give notice, in conjunction with the notice required by Section 2.02(b)(iii), Section 2.02(c)(iii), Section 2.02(d)(iii), Section 2.02(e)(iii), Section 2.02(f)(iii) or Section 3.02(c) of the Indenture, of the release of the First Mortgage Bonds and the mandatory purchase of the Bonds, in whole, on the effective date of the release of the First Mortgage Bonds;

              (ii)      to the Trustee, on or before the effective date of the release of the First Mortgage Bonds, an opinion of Bond Counsel stating, in effect, that the release of the First Mortgage Bonds will not cause the interest on the Bonds to become includible in the gross income of the Owners thereof for federal income tax purposes; and

             (iii)      to the Trustee, the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and either (1) the written consent of the Issuer or (2) written evidence from Moody's, if the Bonds are then rated by Moody's, and S&P, if the Bonds are then rated by S&P, in each case to the effect that the release of the First Mortgage Bonds will not, by itself, result in a reduction, suspension or withdrawal of such rating agency's rating or ratings of the Bonds.

The Indenture shall provide that, to the extent that First Mortgage Bonds are released in compliance with this Section 4.04(g), the Trustee shall surrender to the Company Mortgage Trustee all of such released First Mortgage Bonds.

                                                                           -14-                                                       Loan Agreement

       Section 4.05.     Payments Assigned; Obligation Absolute.  It is understood and agreed that all Loan Payments and all payments to be made by the Company on the First Mortgage Bonds are, by the Indenture and the Pledge Agreement, pledged and assigned by the Issuer to the Trustee, and that all rights and interests of the Issuer hereunder (except for the rights of the Issuer under Section 4.06, Section 4.08, Section 5.03, Section 5.06, Section 5.07, Section 5.08, Section 7.05 and Section 7.07 hereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications hereunder), including the right to delivery of the First Mortgage Bonds, are pledged and assigned to the Trustee pursuant to the Indenture and the Pledge Agreement.  The Company assents to such pledge and assignment and agrees that the obligation of the Company to make the Loan Payments and payments to the Trustee under Section 4.02 hereof and to make the payments on the First Mortgage Bonds shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment, or to any right of setoff, counterclaim or recoupment arising out of any breach under this Agreement or the Indenture or otherwise by the Company, the Trustee, the Remarketing Agent, the Insurer, the Auction Agent, any Bank, the Agent Bank (or any Obligor on an Alternate Liquidity Facility and the Agent Obligor on an Alternate Liquidity Facility, as the case may be) or any other party, or out of any obligation or liability at any time owing to the Company by the Issuer, the Trustee, the Remarketing Agent, the Insurer, the Auction Agent, any Bank, the Agent Bank (or any Obligor on an Alternate Liquidity Facility and the Agent Obligor on an Alternate Liquidity Facility, as the case may be) or any other party, or out of any failure or inability of the Trustee for any reason to realize under or upon the Standby Purchase Agreement or an Alternate Liquidity Facility provided by the Company under Section 4.03 hereof, and, further, that the Loan Payments and the other payments due hereunder and on the First Mortgage Bonds shall continue to be payable at the times and in the amounts herein and therein specified whether or not the Project, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Project shall be used or useful and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Project or for any other reason.

       Section 4.06.     Payment of Expenses.  The Company shall pay all of the Administration Expenses of the Issuer, the Trustee, the Paying Agent, the Registrar, the Auction Agent, Moody's and S&P under the Indenture and of the Remarketing Agent, if any, under the Remarketing Agreement directly to each such entity.  The Company shall also pay all of the expenses of the Prior Trustees in connection with the Refunding and all other reasonable fees and expenses incurred in connection with the issuance of the Bonds, including, but not limited to, all costs associated with any discontinuance of the book-entry system described in Section 2.09 of the Indenture.

       Section 4.07.     Indemnification.  The Company releases the Trustee, the Paying Agent and the Registrar and their respective officers, agents and employees from, agrees that the Trustee, the Paying Agent and the Registrar and their respective officers, agents and employees shall not be liable for, and agrees to indemnify and hold free and harmless the Trustee, the Paying Agent and the Registrar and their respective officers, agents and employees from and against, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project, except in any case as a result of the negligence or willful misconduct of the Trustee, the Paying Agent and the Registrar and their respective officers, agents and employees.

The Company will indemnify and hold free and harmless the Trustee, the Paying Agent and the Registrar and their respective officers, agents and employees from and against any loss, claim, damage, tax, penalty, liability, disbursement, litigation or other expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Agreement, the Tax Certificate, the issuance or sale of the Bonds, the Refunding, acceptance or administration of the trust under the Indenture or any other cause whatsoever pertaining to this Agreement, the Tax Certificate, the Indenture or the Insurance Policy, if any, except in any case as a result of the negligence or willful misconduct of the Trustee, the Paying Agent and the Registrar or their respective officers, agents and employees.

       Section 4.08.     Payment of Taxes and Charges in Lieu Thereof.

                                                                           -15-                                                       Loan Agreement

           (a)     The Company covenants and agrees that it will, from time to time and for so long as the Company has an ownership interest in the Project, promptly pay and discharge or cause to be paid and discharged when due its share of all taxes, assessments and other governmental charges lawfully imposed upon the Project or any part thereof or upon income and profits thereof or any payments hereunder or on the First Mortgage Bonds, including, but not limited to, charges in lieu of taxes pursuant to Section 15-1-708(b) of the Act.  The method of negotiation of charges in lieu of taxes pursuant to Section 15-1-708(b) of the Act will be to treat the Project as the property of the Company to be placed on the tax rolls and taxed accordingly.  In the event that the Company sells or otherwise transfers its interest in the Project while the Bonds are Outstanding, the Company shall require the purchaser or transferee of the Company's interest in the Project to assume the Company's obligations under this Section 4.08(a).

           (b)     The Company shall pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge (including the provisions of adequate bonding therefor) within 60 days after the same shall accrue, any lien or charge upon the Loan Payments or payments under Section 4.02 hereof or amounts payable on the First Mortgage Bonds, and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien thereon; provided that the Company may, at its expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such liens, taxes, assessments and other charges and, in the event of any such contest, may permit the liens, taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom; provided further that during such period enforcement of such contested item is effectively stayed, unless by nonpayment of any such items the lien of the Indenture as to the amounts payable hereunder or on the First Mortgage Bonds will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items.  The Issuer will cooperate fully with the Company in any such contest.  In the event that the Company shall fail to pay any of the foregoing items required by this Section 4.08(b) to be paid by the Company, the Trustee may (but shall be under no obligation to) pay the same, and any amounts so advanced therefor by the Trustee shall become an additional obligation of the Company to the party making the advance.  The Company agrees to repay the amounts so advanced, from the date thereof, together (to the extent permitted by law) with interest thereon until paid at a rate per annum which is one percentage point greater than the highest rate per annum borne by any of the Bonds.

       Section 4.09.     Compliance with Prior Agreements.  The Company hereby confirms its obligations under the Prior Agreements to furnish any moneys required to be deposited with the Prior Trustees under the Prior Indentures in order to redeem the Prior Bonds on the Redemption Date, to the extent that the proceeds of the Bonds on deposit in the Prior Bond Funds, together with any investment earnings thereon, is less than the amount required to pay the principal of and applicable redemption premium and interest on the Prior Bonds upon their redemption on the Redemption Date, in accordance with the terms and conditions of the Prior Indentures.

Article V

Special Covenants

                                                                           -16-                                                       Loan Agreement

       Section 5.01.     Maintenance of Existence; Conditions Under Which Exceptions Permitted.  The Company shall maintain in good standing its corporate existence as a corporation organized under the laws of one of the states of the United States or the District of Columbia and will remain duly qualified to do business in the State for so long as the Company has an ownership interest in the Project, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation; provided, however, that the Company may, without violating the foregoing, undertake from time to time any one or more of the following, if, prior to the effective date thereof, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that the contemplated action will not adversely affect the Tax-Exempt status of the Bonds:

              (a)      consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States or of the District of Columbia) or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided the resulting, surviving or transferee corporation, as the case may be, shall be (i) the Company or (ii) a corporation, qualified to do business in the State as a foreign corporation or incorporated and existing under the laws of the State, which, as a result of the transaction, shall have assumed (either by operation of law or in writing) all of the obligations of the Company hereunder, under any Liquidity Agreement and under the First Mortgage Bonds; or

              (b)      convey all or substantially all of its assets to one or more wholly-owned subsidiaries of the Company so long as the Company shall remain in existence and primarily liable on all of its obligations hereunder and the subsidiary or subsidiaries to which such assets shall be so conveyed shall guarantee in writing the performance of all of the Company's obligations hereunder, under any Liquidity Agreement and under the First Mortgage Bonds.

       Section 5.02.     Permits or Licenses.  In the event that it may be necessary for the proper performance of this Agreement on the part of the Company or the Issuer that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, the Company and the Issuer each shall, upon the request of either, execute such application or applications.

       Section 5.03.     Arbitrage Covenant.

           (a)     The Company covenants for the benefit of the Owners of the Bonds and the Issuer that the proceeds of the Bonds, the earnings thereon and any other moneys on deposit in any fund or account maintained in respect of the Bonds, whether held under the Indenture or otherwise (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources), will not be used in a manner which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code and further covenants to provide all necessary representations as to facts, estimates, expectations and circumstances to maintain the Tax-Exempt status of the Bonds.

                                                                           -17-                                                       Loan Agreement

           (b)     The Company covenants to comply with the provisions of Section 148 of the Code and the related United States Treasury Regulations, including temporary and proposed regulations, during the term of the Bonds, including, but not limited to, the provisions for rebate of certain earnings to the United States to the extent the same apply to the Bonds, in accordance with the Tax Certificate.

           (c)     Subject to Article VII of the Indenture, in the event that moneys provided by the Company to pay principal of or premium, if any, or interest on the Bonds ("Company Payments") are deposited pursuant to the Indenture into the Bond Fund, the Liquidity Fund or any other sinking fund with respect to the Bonds (the "Funds") prior to the second day next preceding the Bond Payment Date with respect to which such deposit is made, the Company will cause such Company Payments to be invested in accordance with the terms and conditions of the Tax Certificate.

       Section 5.04.     Financing Statements.  The Company shall, to the extent required by law, file and record, refile and re-record, or cause to be filed and recorded, refiled and re-recorded, all documents or notices, including the financing statements and continuation statements, referred to in Section 5.04 and Section 5.05 of the Indenture.   Subject to the limitations of Section 5.01(b) of the Indenture, the Issuer shall reasonably cooperate with the Company in taking any such action.  Concurrently with the execution and delivery of the Bonds, the Company shall cause to be delivered to the Trustee the opinion of counsel required pursuant to Section 5.05(a) of the Indenture.

       Section 5.05.     Covenants With Respect to Tax-Exempt Status of the Bonds.  The Company covenants that it (a) has not taken, and will not take or permit to be taken on its behalf, any action which would adversely affect the Tax-Exempt status of the Bonds and (b) will take, or require to be taken, such actions as may, from time to time, be required under applicable law or regulation to continue to cause the Bonds to be Tax-Exempt.

       Section 5.06.     Indemnification of Issuer.

                                                                           -18-                                                       Loan Agreement

           (a)     The Company agrees that the Issuer, its elected or appointed officials, officers, agents and employees, shall not be liable for, and agrees that it will at all times indemnify and hold free and harmless the Issuer, its elected or appointed officials, officers, agents and employees from and against, and pay all expenses of the Issuer, its elected or appointed officials, officers, agents and employees relating to, (a) any lawsuit, proceeding or claim arising in connection with the Facilities or this Agreement that results from any action taken by or on behalf of the Issuer, its elected or appointed officials, officers, agents and employees pursuant to or in accordance with this Agreement or the Indenture that may be occasioned by any cause whatsoever, except the gross negligence or willful misconduct of the Issuer, its elected or appointed officials, officers, agents or employees, or (b) any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Facilities, except the negligence or willful misconduct of the Issuer, its elected or appointed officials, officers, agents or employees.  In case any action shall be brought against the Issuer in respect of which indemnity may be sought against the Company, the Issuer shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Issuer and the payment of all expenses.  Failure by the Issuer to notify the Company shall not relieve the Company from any liability which it may have to the Issuer otherwise than under this Section 5.06.  The Issuer shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Issuer unless the employment of such counsel has been authorized by the Company or if the Issuer reasonably determines separate counsel is necessary to avoid a conflict of interest.  The Company shall not be liable for any settlement of any such action without its consent, but if any such action is settled with the consent of the Company or if there be final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold free and harmless the Issuer from and against any loss or liability by reason of such settlement or judgment.  The Company will reimburse the Issuer for any action taken pursuant to Section 5.02 of the Indenture.

           (b)     The obligations of the Company under this Section 5.06 shall survive the termination of this Agreement.

           (c)     It is the intention of the parties that the Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement, the Indenture or the bond purchase agreement between the Issuer and the original purchasers of the Bonds, or the undertakings required of the Issuer hereunder or thereunder or by reason of the issuance of the Bonds, the execution of the Indenture or the performance of any act required of the Issuer by this Agreement, the Indenture or the bond purchase agreement between the Issuer and the original purchasers of the Bonds or requested of the Issuer by the Company.

       Section 5.07.     Records of Company; Maintenance and Operation of the Project.

           (a)     The Trustee and the Issuer shall be permitted at all reasonable times during the term of this Agreement to examine the books and records of the Company with respect to the Project; provided, however, that information and data contained in the books and records of the Company shall be considered proprietary and shall not be voluntarily disclosed by the Trustee or the Issuer except as required by law.

           (b)     The Company shall maintain the Pollution Control Facilities in good repair and keep the same insured in accordance with standard industry practice and shall pay all costs thereof.  All proceeds of such insurance shall be for the account of the Company.  The Company shall pay or cause to be paid all taxes, special assessments and governmental, utility and other charges with respect to the Pollution Control Facilities.  Compliance by the Company with the Company Mortgage, as now or hereafter in force, shall be deemed sufficient compliance with this Section 5.07.

           (c)     The Company may at its own expense cause the Pollution Control  Facilities to be remodeled or cause such substitutions, modifications and improvements to be made to the Pollution Control  Facilities from time to time as the Company, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Pollution Control Facilities; provided, however, that the Company shall not exercise any such right, power, election or option if the proposed remodeling, substitution, modification or improvement would adversely affect the Tax-Exempt status of the Bonds.

                                                                           -19-                                                       Loan Agreement

           (d)     The Company shall be entitled to the proceeds of any condemnation award or portion thereof made for damage to or taking of any of the Pollution Control Facilities or other property of the Company, to the extent of the interest of the Company in the Pollution Control  Facilities or such other property, as the case may be.

           (e)     Anything in this Agreement to the contrary notwithstanding, the Company shall have the right at any time to cause the operation of the Pollution Control Facilities to be terminated if the Company shall have determined or concurred in a determination that the continued operation of the Project or the Pollution Control Facilities is uneconomical for any reason.

       Section 5.08.     Right of Access to the Project.  The Company agrees that the Issuer, the Trustee and their respective duly authorized agents shall have the right, for so long as the Company has an ownership interest in the Project and subject to such limitations, restrictions and requirements as the Company may reasonably prescribe for plant security and safety reasons and in order to preserve secret processes and formulae, at all reasonable times to enter upon and to examine and inspect the Pollution Control Facilities; provided, however, nothing contained herein shall entitle the Issuer or the Trustee to any information or inspection involving confidential material of the Company.  Information and data contained in the books and records of the Company shall be considered proprietary and shall not be voluntarily disclosed by the Issuer or the Trustee except as required by law.

       Section 5.09.     Remarketing Agent.  The Company hereby covenants that, so long as any of the Bonds are Outstanding and are subject to optional or mandatory purchase pursuant to the provisions of the Indenture, the Company shall cause a Remarketing Agent to be appointed and acting at all times pursuant to a Remarketing Agreement in order to provide for the remarketing of the Bonds and the establishment of interest rates to be borne by the Bonds in accordance with the provisions of the Indenture.

       Section 5.10.     Insurance Policy.  (a)  The Company may, at its option, cause to be delivered to the Trustee an Insurance Policy for the benefit of the Bonds.  Under any such Insurance Policy, the Insurer shall guarantee the payment of the principal of the Bonds upon the stated maturity thereof and upon the mandatory redemption of the Bonds pursuant to Section 4.03(b) of the Indenture and the payment of the interest on the Bonds as the same accrues and becomes due and payable.  The Issuer and the Company agree to be bound by the provisions of the Indenture pertaining to the Insurance Policy.

           (b)     The Company agrees that (i) upon receipt of reasonable (but not more than 30 days) prior written notice, it will permit the Insurer to discuss the affairs, finances and accounts of the Company with appropriate officers of the Company, (ii) as soon as practicable after the filing thereof, it will provide a copy of each Form 10-K and Form 10-Q of the Company and a copy of any audited financial statements and annual reports of the Company and (iii) as promptly as practicable, it will provide such other information as the Insurer shall reasonably request; provided, that the delivery to the Insurer of any non-public information shall be subject to the condition that the Insurer provide to the Company an undertaking, on terms reasonably acceptable to the Company, to preserve the confidentiality of such information.

                                                                           -20-                                                       Loan Agreement

           (c)     The Company agrees that the Insurer shall have the right to direct an accounting at the Company's expense, and the Company's failure to comply with such direction within thirty (30) days after receipt of written notice of the direction from the Insurer shall be deemed a default hereunder; provided, however, that if compliance cannot occur within such period, then such period will be extended so long as compliance is begun within such period and diligently pursued, but only if such extension would not materially adversely affect the interests of any Owner of Bonds.

Article VI

Assignment

       Section 6.01.     Conditions.  The Company's interest in this Agreement may be assigned in whole or in part by the Company:  (a) to another entity, subject, however, to the conditions that no assignment shall (i) adversely affect the Tax-Exempt status of the Bonds or (ii) relieve (other than as described in Section 5.01 hereof) the Company from primary liability for its obligations to pay the First Mortgage Bonds or to make the Loan Payments or to make payments to the Trustee under Section 4.02 hereof or for any other of its obligations hereunder; or (b) to an affiliate in connection with the conveyance of the Company's ownership interest in the Plant to such affiliate, subject, however, to the conditions that (i) such affiliate meets the requirements of Section 5.01(a)(ii) hereof (in which case the Company shall be relieved of all obligations hereunder) and is a Regulated Utility Company (as defined in the Insurance Agreement) (unless an Insurer Default shall have occurred and be continuing); and (ii) such conveyance is approved by any public utility commissions or similar entities having jurisdiction over such conveyance.  The assignment of the Company's interest in this Agreement pursuant to this Section 6.01 is subject further to the condition that the Company shall have delivered to the Issuer and the Trustee an opinion of counsel to the Company that such assignment complies with the provisions of this Section 6.01.

Anything herein to the contrary notwithstanding, the Company shall not make any assignment as provided in the preceding paragraph unless it shall have furnished to the Trustee and the Issuer an opinion of Bond Counsel to the effect that the proposed assignment will not impair the validity of the Bonds under the Act or adversely affect the Tax-Exempt status of the Bonds.

       Section 6.02.     Documents Furnished to Trustee.  The Company shall, within 30 days after the delivery thereof, furnish to the Issuer and the Trustee a true and complete copy of the agreements or other documents effectuating any assignment pursuant to Section 6.01 hereof.  The Trustee's only duties with respect to any such agreement or other document so furnished to it shall be to make the same available for examination by any Owner at the Principal Office of the Trustee upon reasonable notice.

       Section 6.03.     Limitation.  This Agreement shall not be assigned in whole or in part, except as provided in this Article VI or in Section 4.05 or Section 5.01 hereof.

                                                                           -21-                                                       Loan Agreement

Article VII

Events of Default and Remedies

       Section 7.01.     Events of Default.  Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":

              (a)      a failure by the Company to make when due any Loan Payment or any payment required under Section 4.01 or Section 4.02 hereof or on the First Mortgage Bonds, which failure shall have resulted in an "Event of Default" under Section 9.01(a), Section 9.01(b) or Section 9.01(c) of the Indenture;

              (b)      a failure by the Company to pay when due any amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement (other than a failure described in Section 7.01(a) above), which failure shall continue for a period of 90 days (or such longer period as the Issuer and the Trustee may agree to in writing) after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Issuer; provided, however, that if such failure is other than for the payment of money and is of such nature that it cannot be corrected within the applicable period, such failure shall not constitute an "Event of Default" so long as the Company institutes corrective action within the applicable period and such action is being diligently pursued;

              (c)      the dissolution or liquidation of the Company; or the filing by the Company of a voluntary petition in bankruptcy; or failure by the Company promptly to lift or bond any execution, garnishment or attachment of such consequence as will impair its ability to make any payments under this Agreement or on the First Mortgage Bonds; or the filing of a petition or answer proposing the entry of an order for relief by a court of competent jurisdiction against the Company under Title 11 of the United States Code, as the same may from time to time be hereafter amended, or proposing the reorganization, arrangement or debt readjustment of the Company under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted and the failure of said petition or answer to be discharged or denied within 90 days after the filing thereof; or the entry of an order for relief by a court of competent jurisdiction in any proceeding for its liquidation or reorganization under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted; or an assignment by the Company for the benefit of its creditors; or the entry by the Company into an agreement of composition with its creditors (the term "dissolution or liquidation of the Company," as used in this Section 7.01(c), shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all its assets as an entirety, under the conditions permitting such actions contained in Section 5.01 hereof); or

                                                                           -22-                                                       Loan Agreement

              (d)      an event of default under the Insurance Agreement, if any.

       Section 7.02.     Force Majeure.  The provisions of Section 7.01(b) hereof are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or the states of Idaho, Nevada, Oregon or Wyoming, or any department, agency, political subdivision, court or official of any of such states or any other state which asserts regulatory jurisdiction over the Company; orders of any kind of civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under Section 4.01, Section 4.02(a), Section 4.04, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 5.01 and Section 5.06 hereof and on the First Mortgage Bonds, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability.  The Company shall make reasonable effort to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company except to the extent the Company's ability to perform its obligations under Section 4.01, Section 4.02, Section 4.06, Section 4.08, Section 5.01, Section 5.03, Section 5.05 or Section 5.06 hereof or to pay when due any amount due hereunder or on the First Mortgage Bonds will be jeopardized by the Company's failure to make such a settlement.

       Section 7.03.     Remedies.

           (a)     Upon the occurrence and continuance of any Event of Default described in Section 7.01(a) or Section 7.01(c) hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have been declared to be immediately due and payable pursuant to any provision of the Indenture, the Loan Payments shall, without further action, become and be immediately due and payable.

           (b)     Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Agreement and a rescission and annulment of the consequences thereof.

                                                                           -23-                                                       Loan Agreement

           (c)     Upon the occurrence and continuance of any Event of Default under Section 9.01(f) of the Indenture, the Trustee, as the holder of the First Mortgage Bonds, shall, subject to the provisions of the Indenture, have the rights provided in the Company Mortgage.  Any waiver made in accordance with the Indenture of an Event of Default under Section 9.01(f) of the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Agreement and a rescission and annulment of the consequences thereof.

           (d)     Upon the occurrence and continuance of any Event of Default, the Issuer may take any action at law or in equity to collect any payments then due and thereafter to become due hereunder or to seek injunctive relief or specific performance of any obligation, agreement or covenant of the Company hereunder and under the First Mortgage Bonds.

           (e)     Any amounts collected from the Company pursuant to this Section 7.03 shall be applied in accordance with the Indenture.  No action taken pursuant to this Section 7.03 shall relieve the Company from the Company's obligations pursuant to Section 4.01 or Section 4.02 hereof.

       Section 7.04.     No Remedy Exclusive.  No remedy conferred upon or reserved to the Issuer hereby is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Issuer to exercise any remedy reserved to it in this Article VII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

       Section 7.05.     Reimbursement of Attorneys' Fees.  If the Company shall default under any of the provisions hereof and the Issuer or the Trustee shall employ attorneys or incur other reasonable and proper expenses for the collection of payments due hereunder or on the First Mortgage Bonds or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein or therein, the Company will on demand therefor reimburse the Issuer or the Trustee, as the case may be, for the reasonable and proper fees of such attorneys and such other reasonable expenses so incurred.

       Section 7.06.     Waiver of Breach.  In the event any obligation created hereby shall be breached by either of the parties hereto and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  In view of the assignment of certain of the Issuer's rights and interest hereunder to the Trustee, the Issuer shall have no power to waive any Event of Default hereunder by the Company in respect of such rights and interest without the consent of the Trustee, and the Trustee may exercise any of the rights of the Issuer hereunder.

                                                                           -24-                                                       Loan Agreement

       Section 7.07.     No Liability of Issuer.  [Rider 25A]The Bonds are issued under and pursuant to the Act and shall be limited and not general obligations of the Issuer payable solely out of the Revenues derived from this Agreement.  No Owner of any Bond has the right to compel any exercise of the taxing power of the Issuer to pay the principal of or premium, if any, or interest on the Bonds when due or the purchase price of any Bond.  The Bonds shall not constitute or give rise to a pecuniary liability of the Issuer or constitute an indebtedness of or a charge against the general credit or taxing power of the Issuer or a loan of credit thereof within the meaning of any constitutional or statutory provisions.  Neither the Issuer nor any member or officer of the Issuer nor any person executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

Article VIII

Purchase or Redemption of Bonds

       Section 8.01.     Redemption of Bonds.  There shall be taken or caused to be taken the actions required by the Indenture (other than the payment of money) to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then Outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then Outstanding, upon receipt by the Trustee from an Authorized Company Representative of a written notice designating the principal amount of the Bonds to be redeemed and specifying the date of redemption (which, unless waived by the Trustee, shall not be less than 30 days from the date such notice is given, or such shorter period as the Trustee and the Company may agree from time to time) and the applicable redemption provision of the Indenture.  Unless otherwise stated therein, such notice shall be revocable by the Company at any time prior to the time at which the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, are first deemed to be paid in accordance with Article VIII of the Indenture.  The Company shall furnish any moneys required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer in connection with any of the foregoing purposes.  In connection with any redemption of the Bonds, the Company shall provide to the Trustee the names and addresses of the Securities Depositories and Information Services as contemplated by Section 4.05 of the Indenture.

       Section 8.02.     Purchase of Bonds.  The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a notice directing such moneys to be applied to the purchase of Bonds in accordance with the provisions of the Indenture delivered pursuant to the Indenture, which Bonds shall, at the direction of the Company, be delivered in accordance with Section 3.06(a)(iii) of the Indenture.

       Section 8.03.     Obligation to Prepay.

           (a)     The Company shall be obligated to prepay in whole or in part the amounts payable hereunder upon a Determination of Taxability (as defined below) or other event giving rise to a mandatory redemption of the Bonds pursuant to Section 4.03 of the Indenture, by paying an amount equal to, when added to other funds on deposit in the Bond Fund, (i) the aggregate principal amount of the Bonds to be redeemed pursuant to the Indenture plus accrued interest to the redemption date, plus (ii) an amount of money equal to the Trustee's fees and expenses under the Indenture accrued and to accrue until such redemption of such Bonds, plus (iii) an amount of money equal to all sums due to the Issuer under this Agreement.

                                                                           -25-                                                       Loan Agreement

           (b)     The Company shall cause a mandatory redemption to occur within 180 days after a Determination of Taxability (as defined below) shall have occurred.  A "Determination of Taxability" shall be deemed to have occurred if as a result of an Event of Taxability, a final decree or judgment of any federal court or a final action of the Internal Revenue Service determines that interest paid or payable on any Bond is or was includible in the gross income of an Owner of the Bonds for federal income tax purposes under the Code (other than an Owner who is a "substantial user" or "related person" within the meaning of Section 103(b)(13) of the 1954 Code). However, no such decree or action will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any Owner of a Bond, and until conclusion of any appellate review, if sought.  If the Trustee receives written notice from any Owner of a Bond stating (a) that the Owner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of such Owner for the reasons described therein or any other proceeding has been instituted against such Owner which may lead to a final decree or action as described herein, and (b) that such Owner will afford the Company the opportunity to contest the same, either directly or in the name of the Owner, until a conclusion of any appellate review, if sought, then the Trustee shall promptly give notice thereof to the Company, the Insurer, the Agent Bank (or the Agent Obligor on an Alternate Liquidity Facility, as the case may be), the Issuer and the Owner of each Bond then Outstanding.  If a final decree or action as described above thereafter occurs and the Trustee has received written notice thereof as provided in Section 8.01 hereof at least 45 days prior to the redemption date, the Trustee shall make the required demand for prepayment of the amounts payable hereunder and give notice of the redemption of the Bonds at the earliest practical date, but not later than the date specified in this Article VIII, and in the manner provided by Section 4.05 of the Indenture.

At the time of any such prepayment of the amounts payable hereunder pursuant to this Section 8.03, the prepayment amount shall be applied, together with other available moneys in the Bond Fund, to the redemption of the Bonds on the date specified in the notice as provided in the Indenture, whether or not such date is an Interest Payment Date, to the Trustee's fees and expenses under the Indenture accrued to such redemption of the Bonds, and to all sums due to the Issuer under this Agreement.

Whenever the Company shall have given any notice of prepayment of the amounts payable hereunder pursuant to this Article VIII, which includes a notice for redemption of the Bonds pursuant to the Indenture, all amounts payable under the first paragraph of this Section 8.03 shall become due and payable on the date fixed for redemption of such Bonds.

       Section 8.04.     Compliance With Indenture.  Anything in this Agreement to the contrary notwithstanding, the Issuer and the Company shall take all actions required by this Agreement and the Indenture in order to comply with the provisions of Article III and Article IV of the Indenture.

                                                                           -26-                                                       Loan Agreement

Article IX

Miscellaneous

       Section 9.01.     Term of Agreement.  This Agreement shall remain in full force and effect from the date of delivery hereof until the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with Article VIII of the Indenture and until all payments required under this Agreement shall have been made.  The date first above written shall be for identification purposes only and shall not be construed to imply that this Agreement was executed on such date.

       Section 9.02.     Notices.  Except as otherwise provided in this Agreement, all notices, certificates, requests, requisitions and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when mailed by certified or registered mail, postage prepaid, addressed as follows: if to the Issuer, 80 West Flaming Gorge Way, Green River, Wyoming  82935, Attention:  Chairman; if to the Company, 1221 West Idaho Street, Boise, Idaho  83707, Attention:  Treasurer; if to the Trustee, at such address as shall be designated by it in the Indenture; and if to the Remarketing Agent, the Insurer or the Auction Agent at such address as shall be designated by such party pursuant to the Indenture; and if to the Agent Bank or an Agent Obligor on an Alternate Liquidity Facility, at such address as shall be designated by it in writing to the Issuer, the Company, the Trustee, the Remarketing Agent and the Insurer.  A copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Trustee, the Remarketing Agent, the Insurer or the Agent Bank shall also be given to the others.  Any of the foregoing parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

       Section 9.03.     Parties in Interest.

           (a)     This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement except for rights of payment and indemnification hereunder of the Trustee and the Registrar.  Section 9.05 hereof to the contrary notwithstanding, for purposes of the Trustee's perfecting the security interest in this Agreement granted to the Trustee by the Issuer, only the counterpart delivered, pledged and assigned to the Trustee shall be deemed the original.  No security interest in this Agreement may be created by the transfer of any counterpart thereof other than the original counterpart delivered, pledged and assigned to the Trustee.

                                                                           -27-                                                       Loan Agreement

           (b)     At any time when there is no Standby Purchase Agreement, Alternate Liquidity Facility, or Insurance Policy in effect, references to any Bank (or any Obligor on an Alternate Liquidity Facility, as the case may be), Agent Bank (or the Agent Obligor on an Alternate Liquidity Facility, as the case may be), or Insurer shall be ineffective, except with respect to amounts payable to any Bank (or Obligor on an Alternate Liquidity Facility, as the case may be) and/or the Insurer which have not been paid.  If such amounts have not been paid, the Agent Bank (or the Agent Obligor on an Alternate Liquidity Facility, as the case me be) and/or the Insurer, as the case may be, shall be entitled to all notices hereunder.

If an Event of Default shall have occurred due to the wrongful failure by a Bank (or an Obligor on an Alternate Liquidity Facility, as the case may be), the Agent Bank (or the Agent Obligor on an Alternate Liquidity Facility, as the case may be), or the Insurer to fulfill its obligations under the Standby Purchase Agreement, an Alternate Liquidity Facility, or the Insurance Policy, as the case may be, so long as such failure continues, the rights of such Bank (or such Obligor on an Alternate Liquidity Facility, as the case may be), the Agent Bank (or the Agent Obligor on an Alternate Liquidity Facility, as the case may be), or the Insurer hereunder relating to actions taken by the Trustee with respect to such Event of Default shall be void.

           (c)     At any time when the Company's obligation under Section 4.01 hereof to make any payment of principal of or interest on the loan made to it pursuant to Section 3.03 hereof is not secured by First Mortgage Bonds, references to the First Mortgage Bonds, the Company Mortgage or the Company Mortgage Trustee shall be ineffective.

       Section 9.04.     Amendments.  This Agreement may be amended only by written agreement of the parties hereto, subject to the limitations set forth herein and in the Indenture.

       Section 9.05.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original (except as expressly provided in Section 9.03 hereof), and such counterparts shall together constitute but one and the same Agreement.

       Section 9.06.     Severability.  If any clause, provision or section of this Agreement shall, for any reason, be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

       Section 9.07.     Governing Law.  This Agreement shall be governed exclusively by and construed in accordance with the laws of the State except that the authority of the Company to execute, deliver and perform this Agreement and the Company's performance of this Agreement shall be governed by the laws of the State of Idaho.

      Section 9.08. Payments From Bond Fund.  The Issuer and the Company agree that the payments from the Bond Fund under Section 6.06 of the Indenture will be made pursuant to Section 6.06 of the Indenture.

                                                                           -28-                                                       Loan Agreement

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                                              Idaho Power Company

                                                                              By        /s/ Steven R. Keen
  Vice President

-29-                                                       Loan Agreement

Sweetwater County, Wyoming

[Seal]

                                                                              By     /s/ John Pallesen
  Chairman, Board of County Commissioners

Attest:

By     /s/ Loretta Bailiff

     County Clerk

-30-                                                       Loan Agreement

Exhibit A

Description of the Facilities

Description of the 1973 Project

             I.     Air Pollution Control Equipment

               a)      Precipitators and Ash Handling Equipment

The air pollution equipment for each Unit includes an electrostatic precipitator designed to remove 99.33% of the particulate matter from the boiler flue gas, and maximum particulate emission rate of 0.02 grains per actual cubic foot of flue gas.

The arrangement consists of six gas paths, each comprising a five-stage electrostatic precipitator, resulting in a total of 30 electrical zones for each boiler installation.

The particulate is collected in 60 hoppers per unit and pneumatically transported to elevated storage tanks for alter removal by trucks to the disposal areas.

               b)      Coal Dust Systems

Bag houses will be used to collect coal dust that occurs at conveyor transfer points.  These bag houses will be located in the secondary crusher building and on the tripper deck for each unit.

Also associated with the coal handling system will be a dust suppression system installed in the coal truck dump hopper, stacker-reclaimer and secondary crusher building.  The purpose of this system is to spray water on the coal dust to prevent it from becoming airborne.

               c)      NOx Control

NOx emission control equipment consists primarily of the addition of air ports with suitable controls located above the normal entrance for furnace air.  By the utilization of this over-fire air, the peak flame temperatures are reduced, thus reducing the information of NOx.

A-1                                                      Loan Agreement

            II.     Water Pollution Control

               a)      Waste Water Disposal

All waste waters from the plant will be discharged to a 500-acre evaporation pond located immediately north of the plant.  The primary source of waste water effluent is the cooling tower blowdown, but waste waters from internal drains, sumps, and other miscellaneous uses will also be directed to the pond.

Prior to discharge of the waste waters to the evaporation pond, it is contemplated that processing of the effluent will be required for total plant operation.

Description of the 1977 Project

Air Pollution Control

             I.     Particulate Emission and Fugitive Dust Control

The system is designed to control particulate emissions in compliance with Wyoming emission standards.  During combustion of coal in the boiler, a portion of the non-combustible solids are entrained and carried out of the boiler with flue gases.  Removal of these solids, or fly ash, is required prior to discharge of flue gases into the atmosphere.  Removal of fly ash will be accomplished through an electrostatic precipitator and associated ash handling equipment.

The precipitator is designed to remove in excess of 99 percent of the fly ash from the boiler flue gas, reducing emission rates to within state and federal standards.  The collection efficiency requires an arrangement consisting of six gas paths, each comprising a five-stage electrostatic precipitator, resulting in a total of thirty electrical zones.  Removal of the fly ash from the flue gases is achieved by subjecting the particles to an electrical field as they pass through the precipitator, charging the particles and causing them to collect on large plates.  Mechanical rapping of the plates causes the collected fly ash to drop into one of sixty hoppers at the bottom of the precipitator from where it is removed by ash handling equipment which is comprised of air blowers, conveyor pipes and elevated storage silos.

Control of airborne coal dust that occurs at coal conveyor transfer points will be accomplished by continuously sweeping these points with an air stream which entraps the dust particles.  Collection of the dust in a bag house is accomplished by forcing air through the walls of finely knitted fabric bags which entrap dust particles.  The bags are periodically flexed or shaken causing the dust to fall into hoppers for ultimate disposal.

            II.     Sulfur Dioxide (SOB2S) Control

A-2                                                      Loan Agreement

During combustion, a portion of the sulfur present in the coal is converted to sulfur dioxide gas which exits from the boiler with flue gases.  Removal of SOB2S and disposal of the resulting sludge will be accomplished through the use of a flue gas desulfurization system (FGD System) and an associated sludge disposal system.  The FGD System will be located down stream of the electrostatic precipitator and will consist of three parallel vessels, complete with associated liquid circulation pumps, chemical feed and storage facilities.  The system is designed to collect 91 percent of the SOB2S in the flue gas, within state and federal standards.  The sludge disposal system will include transport pumps, piping and a seventy acre lined evaporation pond.  Natural evaporation will cause the effluent to concentrate and settle at the bottom of the pond.

Water Pollution Control

The waste water handling system for the discharge of waste water resulting from the boiler water treatment process will consist of an effluent pond for combining waste water from various water treatment equipment locations, pumps and piping for transferring the waste water from the effluent pond to the existing evaporation pond.

Description of the 1983 Project

The pollution control facilities for the Jim Bridger Units 1, 2 and 3 Pollution Control Project to be financed in whole or in part with proceeds of the Bonds will consist of the following systems which, in each case, will include functionally related and subordinate equipment.

The Flue Gas Desulfurization System (FGDS) will be designed to control sulfur dioxide emissions from Jim Bridger Units 1, 2 and 3 in accordance with Wyoming emission standards for existing plants.  The Wyoming DEQ Compliance Order, as amended and dated June 1, 1981, requires compliance with the standard by September 1, 1986, 1988 and 1990, respectively.

The FGDS will include a reagent unloading and storage system, a wet process scrubber, a scrubber waste disposal system, and a water treatment facility.  In addition, construction of a new chimney for each unit may be required.  Replacement of the existing induced draft fan is required, as well as any other modifications necessary to the existing units to accommodate the FGDS.

The scrubber will be located downstream of the existing electrostatic precipitator and will be designed to reduce sulfur dioxide emissions to .03 lbs. of sulfur dioxide per million BTU heat input in accordance with the Wyoming State Standards.

Description of the 1984 Project

The pollution control facilities for the Jim Bridger Units 1, 2 and 3 Pollution Control Project to be financed in whole or in part with proceeds of the Bonds will consist of the following systems which, in each case, will include functionally related and subordinate equipment.

A-3                                                      Loan Agreement

The Flue Gas Desulfurization System (FGDS) will be designed to control sulfur dioxide emissions from Jim Bridger Units 1, 2 and 3 in accordance with Wyoming emission standards for existing plants.  The Wyoming DEQ Compliance Order, as amended and dated June 1, 1981, requires compliance with the standard by September 1, 1986, 1988 and 1990, respectively.

The FGDS will include a reagent unloading and storage system, a wet process scrubber, a scrubber waste disposal system, and a water treatment facility.  Replacement or modification of the existing induced draft fan is required, as well as any other modifications necessary to the existing units to accommodate the FGDS.

The scrubber will be located downstream of the existing electrostatic precipitator and will be designed to reduce sulfur dioxide emissions to .03 lbs. of sulfur dioxide per million BTU heat input in accordance with the Wyoming State Standards.

A-4                                                       Loan Agreement